Exhibit 23.2

Consent of Reliant CPA PC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-260180 on Form S-3 of our report dated March 31, 2023, relating to the consolidated financial statements of Focus Universal Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Reliant CPA PC

Newport Beach, California

November 27, 2024